EXHIBIT 23.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-51538 on Form S-8 of our report dated September 13, 2021, appearing in this Annual Report on Form 10-K of Greene County Bancorp, Inc., relating to the consolidated financial statements for the two years ended June 30, 2021.

/s/ Bonadio & Co., LLP
Syracuse, NY
September 13, 2021